Exhibit 2.4

SUBSCRIPTION AND PURCHASE AGREEMENT

SUBSCRIPTION AND PURCHASE AGREEMENT, dated as of May 2, 2005, among NTELOS Holdings Corp., a Delaware corporation (“Holdings”), Citigroup Venture Capital Equity Partners, L.P., a Delaware limited partnership (“CVC Equity”), CVC/SSB Employee Fund, L.P., a Delaware limited partnership (“CVC Employee Fund”), CVC Executive Fund LLC, a Delaware limited liability company (“CVC Executive Fund” and together with CVC Equity and CVC Employee Fund, the “CVC Funds”), Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP (collectively, the “Quadrangle Entities”), and the other investors listed on Schedule A hereto (the “Co-Investors”). The CVC Funds, Quadrangle Entities and each Co-Investor are referred to herein individually as a “Purchaser” and collectively as the “Purchasers.”

W I T N E S S E T H:

WHEREAS, this Agreement is being entered into in connection with the purchase of securities of NTELOS, Inc., a Virginia corporation (“NTELOS”), pursuant to the terms of the Transaction Agreement, dated January 18, 2005, as amended (the “Transaction Agreement”), by and among NTELOS, Project Holdings Corp., a Delaware corporation, Project Merger Sub Corp., a Virginia corporation, and certain shareholder signatories thereto;

WHEREAS, the Board of Directors of Holdings (the “Board”) wishes to offer to each Purchaser the aggregate number of shares of Class L Common Stock, par value $.01 per share of Holdings (the “Class L Common Shares” or “Shares”) set forth next to such Purchaser’s name on Schedule A hereto at the aggregate purchase price provided on Schedule A hereto;

WHEREAS, each Purchaser wishes to purchase from Holdings a promissory note in the form attached hereto as Exhibit I (each a “Note” and collectively, the “Notes”) to be issued on the date hereof, subject to the conditions set forth herein;

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

1. Purchase and Sale of Class L Common Shares.

(a) Purchase of Class L Common Shares. Subject to all of the terms and conditions of this Agreement, each Purchaser hereby subscribes for and shall purchase, and Holdings shall sell to such Purchaser, the Shares at the purchase price of $11.00 per share and the aggregate purchase price set forth on Schedule A, at the Closing provided for in Section 2(a) hereof. Notwithstanding anything in this Agreement to the contrary, Holdings shall have no obligation to sell any Shares to any person who is a resident of a jurisdiction in which the sale of Shares to such person would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction.

(b) Consideration. Subject to all of the terms and conditions of this Agreement and the prior or simultaneous satisfaction of the conditions set forth in Sections 4.4 and 4.5 of the Transaction Agreement, each Purchaser shall deliver to Holdings at the Closing (as defined in Section 3(a) hereof) immediately available funds in the amount of the aggregate purchase price set forth on Schedule A hereof.

(c) Each Purchaser agrees to execute and deliver the Shareholders Agreement, dated the date hereof, in the form attached hereto as Exhibit A (the “Shareholders Agreement”).

2. Purchase of the Notes. Subject to all the terms and conditions of this Agreement, each Purchaser shall purchase from Holdings a Note in the principal amount set forth opposite such Purchaser’s name on Schedule A for a purchase price equal to 100% of such principal amount.

3. Closing.

(a) Time and Place. Except as otherwise mutually agreed by Holdings and the Purchasers, the closing (the “Closing”) of the transactions contemplated by this Agreement shall be held at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103 at 10:00 a.m. (EDT) on the date hereof.

(b) Deliveries by Holdings. At the Closing, Holdings shall deliver to the Purchasers stock certificates registered in such Purchaser’s name and representing the Shares being purchased by such Purchaser, which certificates shall bear the legends set forth in Section 3(b) and shall deliver the executed Notes to each Purchaser representing the principal amount being purchased by such Purchaser.

(c) Delivery by the Purchasers. At the Closing, each Purchaser shall (i) deliver to Holdings the consideration referred to in Section 1(b) hereof, (ii) execute and deliver the Shareholders Agreement and (iii) deliver to Holdings the consideration referred to in Section 2 hereof.

4. Purchaser’s Representations, Warranties and Covenants.

(a) Investment Intention. Each Purchaser represents and warrants that such Purchaser is acquiring the Shares and Note solely for such Purchaser’s own account for investment and not with a view to or for sale in connection with any distribution thereof. Each Purchaser agrees that such Purchaser will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares or Note (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares or Note), except in compliance with, or pursuant to an applicable exemption from, the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the

“Commission”) thereunder, and in compliance with applicable state and foreign securities or “blue sky” laws. Each Purchaser further understands, acknowledges and agrees that none of the Shares nor Note may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of this Agreement and the Shareholders Agreement (if applicable) shall have been complied with.

(b) Legends. Each Purchaser acknowledges that the certificates representing the Shares shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS’ AGREEMENT DATED AS OF MAY 2, 2005, AS AMENDED, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM NTELOS HOLDINGS CORP. OR ANY SUCCESSOR THERETO.”

(c) Securities Law Matters. Each Purchaser acknowledges receipt of advice from Holdings that (i) the Shares and Note have not been registered under the Securities Act based on an exemption provided under the Securities Act or qualified under any state or foreign securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Shares or Notes, (iii) the Shares and Notes must be held indefinitely and such Purchaser must continue to bear the economic risk of the investment in the Shares and Notes unless the Shares or Notes are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to the sales of the Shares or Notes, and Holdings has made no covenant to make Rule 144 available, (v) when and if the Shares or Notes may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule, this Agreement and the Shareholders Agreement (if applicable), (vi) Holdings does not plan to file reports with the Commission or make public information concerning Holdings available unless required to do so by law or in connection with its financing arrangements, (vii) if the exemption afforded by Rule 144 is not available, sales of the Shares or Notes may be difficult to effect because of the absence of public information concerning Holdings, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and Notes and (ix) a notation shall be made in the appropriate records of Holdings indicating that the Shares are subject to restrictions on transfer set forth in the Shareholders Agreement and, if Holdings should in the future engage the services of a transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

(d) Compliance with Rule 144. When and if the Shares may be disposed of without registration in reliance upon Rule 144, each Purchaser shall transmit to Holdings an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as Holdings may reasonably require to assure compliance with Rule 144 in connection with such disposition.

(e) Ability to Bear Risk. Each Purchaser represents and warrants that (i) the financial situation of such Purchaser is such that such Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period and (ii) such Purchaser can afford to suffer the complete loss of such Purchaser’s investment in the Shares.

(f) Accredited Investor. Each Purchaser represents and warrants that it qualifies as an “Accredited Investor” under Regulation D promulgated under the Securities Act. Each Purchaser agrees to furnish such documents and to comply with such reasonable requests of Holdings as may be necessary to substantiate such Purchaser’s status as a qualifying investor in connection with this private offering of Shares to such Purchaser. Each Purchaser represents and warrants that all information contained in such documents and any other written materials concerning the status of such Purchaser furnished by such Purchaser to Holdings in connection with such requests will be true, complete and correct in all material respects.

5. Representations and Warranties of Holdings. Holdings represents and warrants to each Purchaser that (a) Holdings has been duly formed and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by Holdings and constitutes a valid and legally binding obligation of Holdings enforceable against Holdings in accordance with its terms, (c) the Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, (d) Holdings has duly authorized the execution, delivery and performance of the Notes, (e) each Note, when issued, will constitute a legal, valid and binding obligation of Holdings, enforceable against it in accordance with its terms, and (f) neither the authorization, execution or delivery of the Notes will constitute or result in a default or violation in any material respect of any law or regulation applicable to Holdings or any term or provision of Holdings’ certificate of incorporation or bylaws, or any material agreement or instrument to which it is bound.

6. Indemnification. The Purchasers may provide advice or counsel to Holdings solely in its capacity as a significant equity owner of Holdings. In such event, Holdings and its subsidiaries shall defend, indemnify and hold harmless the Purchasers, their affiliates, members, partners, employees and agents from and against any and all loss, liability, damage or expenses arising from any claim by any person with respect to, or in any way related to, such advice or counsel.

7. Appointment of Securityholder Representative. Each of CVC Employee Fund, CVC Equity Fund and CVC Executive Fund, each Co-Investor and, to the extent that any permitted transferee of CVC Employee Fund, CVC Equity Fund, CVC Executive Fund and any Co-Investor shall have become a member of Holdings in compliance with this Agreement (a “Permitted Transferee”), such Purchaser or Permitted Transferee irrevocably appoints the CVC Securityholder Representative its agent and true and lawful attorney-in-fact, with full power of substitution, to take the actions, receive notices and exercise the powers that such Purchaser or

Permitted Transferee is permitted to take, receive or exercise (as the case may be) in the name of each such Purchaser or Permitted Transferee, together with such actions and powers as are reasonably incidental thereto. Notwithstanding the foregoing, the CVC Securityholder Representative shall not take any action or exercise any power to the extent that the holders of the majority of the Shares held by CVC Employee Fund, CVC Equity Fund, CVC Executive Fund, the CVC Co-Investors, and their Permitted Transferees that are holders of Shares shall have voted to prevent the CVC Securityholder Representative from taking such action or exercising such power. “CVC Securityholder Representative” means CVC Equity Fund as agent for CVC Employee Fund, CVC Equity Fund, CVC Executive Fund, CVC Co-Investors, and their Permitted Transferees. The entity appointed as the CVC Securityholder Representative may be replaced at any time and from time to time by the vote of a majority of the Shares held by CVC Employee Fund, CVC Equity Fund and CVC Executive Fund, Co-Investors, and their Permitted Transferees. Either of CVC Equity Fund or the new CVC Securityholder Representative shall notify Holdings of such appointment as promptly as practicable after such appointment.

8. Miscellaneous.

(a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to Holdings, or the Purchasers, as the case may be, at the following addresses or to such other address as Holdings or the Purchasers, as the case may be, shall specify by notice to the others:

(i)	if to Holdings, to it at:

c/o Quadrangle Capital Partners LP

375 Park Avenue

New York, NY 10152

Fax: (212) 418-1701

Attention: Kimberley Carlson

(ii)	if to any of the Quadrangle Entities, to it at:

c/o Quadrangle Capital Partners LP

375 Park Avenue

New York, NY 10152

Fax: (212) 418-1701

Attention: Kimberley Carlson

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Fax: (212) 450-3800

Attention: Phillip R. Mills

(iii)	if to any Purchaser, to such Purchaser at:

c/o Citigroup Venture Capital Equity Partners, L.P.

399 Park Avenue, 14th Floor

New York, NY 10022

Fax: (212) 888-2940

Attention:	Michael A. Delaney
Paul C. Schorr, IV

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, Pennsylvania 19103

Fax: (215) 994-2222

Attention: Geraldine A. Sinatra

(b) Binding Effect; Benefits. This Agreement shall be binding upon the parties to this Agreement and their respective successors and assigns and shall inure to the benefit of the parties to the Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by each Purchaser and Holdings.

(d) Entire Agreement. This Agreement, together with the Shareholders Agreement, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, documents, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective subsidiaries, representatives and agents in respect of the subject matter hereof, including the Letter Agreement, dated January 18, 2005, as amended, by and between CVC Equity and Quadrangle GP Investors LP.

(e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Purchaser other than to a Permitted Transferee.

(f) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

(g) Survival. Section 3 (relating to each Purchaser’s representations, warranties and covenants) and Section 4 (relating to Holdings’ representations and warranties) shall survive any termination of this Agreement.

(h) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Holdings and the Purchaser have executed this Agreement as of the date first above written.

HOLDINGS:

NTELOS HOLDINGS CORP.

By:	/s/ Andrew Gesell
Name: Andrew Gesell
Title: President

NTELOS HOLDINGS CORP.

By:	/s/ Michael Huber
Name: Michael Huber
Title: Vice President

THE PURCHASERS:

CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.

By:	CVC Partners LLC, as general partner

By:	/s/ Michael A. Delaney
Name: Michael A. Delaney
Title: Managing Partner

CVC/SSB EMPLOYEE FUND, L.P.

By:	CVC Partners LLC, as general partner

By:	/s/ Michael A. Delaney
Name: Michael A. Delaney
Title: Managing Partner

CVC EXECUTIVE FUND LLC

By:	Citigroup Venture Capital GP Holdings, Ltd., as managing member

By:	/s/ Michael A. Delaney
Name: Michael A. Delaney
Title: Managing Partner

QUADRANGLE CAPITAL PARTNERS LP

By: Quadrangle GP Investors LP, as its General Partner

By: Quadrangle GP Investors LLC, as its General Partner

By:	/s/ Michael Huber
Name: Michael Huber
Title: Managing Member

QUADRANGLE SELECT PARTNERS LP

By: Quadrangle GP Investors LP, as its General Partner

By: Quadrangle GP Investors LLC, as its General Partner

By:	/s/ Michael Huber
Name: Michael Huber
Title: Managing Member

QUADRANGLE CAPITAL PARTNERS-A LP

By: Quadrangle GP Investors LP, as its General Partner

By: Quadrangle GP Investors LLC, as its General Partner

By:	/s/ Michael Huber
Name: Michael Huber
Title: Managing Member

/s/ Clayton M. Albertson
Clayton M. Albertson

/s/ Christopher D. Bloise
Christopher D. Bloise

/s/ John P. Civantos
John P. Civantos

/s/ Michael A. Delaney
Michael A. Delaney

/s/ Marcus Ehrler
Marcus Ehrler

/s/ Scott F. Elkins
Scott F. Elkins

/s/ Andrew S. Gesell
Andrew S. Gesell

/s/ Michael S. Gollner
Michael S. Gollner

/s/ Richard A. Mayberry, Jr.
Richard A. Mayberry, Jr.

ALCHEMY, L.P.

By:	/s/ Thomas McWilliams
Name: Thomas McWilliams Title: General Partner

/s/ Harris Newman
Harris Newman

BG PARTNERS LP

By:	/s/ Paul C. Schorr IV
Name: Paul C. Schorr IV Title:

/s/ Joseph M. Silvestri
Joseph M. Silvestri

/s/ Michael D. Stephenson
Michael D. Stephenson

/s/ David F. Thomas
David F. Thomas

/s/ James A. Urry
James A. Urry

SIXTY-FOUR BR PARTNERSHIP

By:	/s/ S. Comfort
Name: S. Comfort Title: Partner

/s/ Claus von Hermann
Claus von Hermann

/s/ Jeffrey F. Vogel
Jeffrey F. Vogel

ABG INVESTMENT MANAGEMENT, LLC

By:	/s/ John Weber
Name: John Weber
Title Authorized Signatory

COURT SQUARE CAPITAL LIMITED

By:	/s/ Michael A. Delaney
Name: Michael A. Delaney
Title: Managing Partner

Schedule A

Purchaser	Total Number of Class L Shares to be Purchased Hereunder	Aggregate Purchase Price	Total Class L Shares Owned After Purchase Hereunder	Principal Amount of Note

Citigroup Venture Capital Equity Partners, L.P.	3,765,952.67	$41,425,479.37	5,302,521.19	$2,729,281.66

CVC/SSB Employee Fund, L.P.	38,796.62	$426,762.86	54,648.55	$28,117.26

CVC Executive Fund LLC	34,567.77	$380,245.48	48,691.83	$25,052.47

A-1

Purchaser	Total Number of Class L Shares to be Purchased Hereunder	Aggregate Purchase Price	Total Class L Shares Owned After Purchase Hereunder	Principal Amount of Note

Quadrangle Capital Partners LP	2,766,587.37	$30,432,461.02	3,894,732.56	$2,005,042.00

Quadrangle Select Partners LP	150,875.89	$1,659,634.79	212,811.21	$109,345.00

Quadrangle Capital Partners-A LP	1,052,954.89	$11,582,503.82	1,485,149.40	$763,113.00

Clayton M. Albertson	609.72	$6,706.89	868.91	$442.04

Christopher D. Bloise	3,048.58	$33,534.43	4,344.52	$2,210.24

John P. Civantos	914.58	$10,060.33	1,303.36	$663.07

Purchaser	Total Number of Class L Shares to be Purchased Hereunder	Aggregate Purchase Price	Total Class L Shares Owned After Purchase Hereunder	Principal Amount of Note

Michael A. Delaney	24,388.68	$268,275.48	34,756.20	$17,681.85

Markus Ehrler	1,524.29	$16,767.22	2,172.26	$1,105.11

Scott F. Elkins	609.72	$6,706.89	868.91	$442.04

Andrew S. Gesell	4,572.88	$50,301.65	6,516.79	$3,315.35

Michael S. Gollner	9,572.56	$105,298.13	13,641.81	$6,940.12

Richard E. Mayberry, Jr.	1,524.29	$16,767.22	2,172.26	$1,105.11

Alchemy, L.P.	9,572.56	$105,298.13	13,641.81	$6,940.12

Purchaser	Total Number of Class L Shares to be Purchased Hereunder	Aggregate Purchase Price	Total Class L Shares Owned After Purchase Hereunder	Principal Amount of Note

Harris Newman	609.72	$6,706.89	868.91	$442.04

BG Partners LP	12,194.34	$134,137.74	17,378.10	$8,840.93

Joseph M. Silvestri	9,572.56	$105,298.13	13,641.81	$6,940.12

Michael D. Stephenson	609.72	$6,706.89	868.91	$442.04

David F. Thomas	15,858.61	$174,444.67	22,600.03	$11,497.54

James A. Urry	9,572.56	$105,298.13	13,641.81	$6,940.12

Sixty-Four BR Partnership	15,858.61	$174,444.67	22,600.03	$11,497.54

Purchaser	Total Number of Class L Shares to be Purchased Hereunder	Aggregate Purchase Price	Total Class L Shares Owned After Purchase Hereunder	Principal Amount of Note

Claus von Hermann	304.86	$3,353.44	434.45	$221.03

Jeffrey F. Vogel	609.72	$6,706.89	868.91	$442.04

ABG Investment Management, LLC	9,572.56	$105,298.13	13,641.81	$6,940.12